ARCH CHEMICALS, INC.


                  FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT


                        Dated as of February 27, 2004


     Re:  Note Purchase Agreement dated as of March 20, 2002
                               and
          $149,000,000 Senior Notes, Series A, due March 20, 2007
          $62,000,000 Senior Notes, Series B, due March 20, 2009

To each of the Noteholders named
in Schedule I attached hereto

Ladies and Gentlemen:

     Reference is made to the Note Purchase Agreement dated as of March 20, 2002 (the "Note Purchase Agreement") among Arch Chemicals, Inc., a Virginia corporation (the "Company"), and the institutional investors named in Schedule A attached thereto (the "Noteholders"), under and pursuant to which $149,000,000 in aggregate principal amount of the Senior Notes, Series A, due March 20, 2007 (the "Series A Notes") and $62,000,000 in aggregate principal amount of the Senior Notes, Series B, due March 20, 2009 (the "Series B Notes," and together with the Series A Notes, the "Notes") were originally issued and sold by the Company to the Noteholders. Terms used but not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement.

     The Company hereby agrees with you in this First Amendment to Note Purchase Agreement (the "First Amendment") as follows; provided that in the case of the amendments to the Note Purchase Agreement set forth in Section 1.1 and 1.5 of this First Amendment and the definitions of "Applicable Quarter", "Series A Applicable Rate" and "Series B Applicable Rate" set forth in Section
1.4 of this First Amendment, such amendments shall not become effective unless the Company shall have substantially completed the acquisition of the entity disclosed and discussed in the presentation and telephone conference conducted by the Company on February 13, 2004 with the Noteholders:

SECTION 1.      AMENDMENTS TO NOTE PURCHASE AGREEMENT.

     Section 1.1. Amendment to Section 10.1 (Limitation on Debt). Section 10.1(a) and Section 10.1(b) of the Note Purchase Agreement shall be and are hereby amended in their entirety to read as follows:

               "(a) the Consolidated Leverage Ratio to exceed (i) 3.50 to 1.00 as of the last day of each fiscal quarter on or prior to December 31, 2003, (ii) 4.25 to 1.00 as of the last day of the fiscal quarter ending March 31, 2004, (iii) 4.00 to 1.00 as of the last day of the fiscal quarter ending June 30, 2004, and (iv) 3.50 to 1.00 as of the last day of each fiscal quarter thereafter;

               (b) Consolidated Debt to at any time exceed (i) 55% of Total Capitalization on or prior to December 31, 2003, (ii) 65% of Total Capitalization, during the period beginning on January 1, 2004 to and including June 30, 2004, (iii) 60% of Total Capitalization, during the period beginning on July 1, 2004 to and including September 30, 2004, and (iv) 55% of Total Capitalization, during the period beginning on October 1, 2004 and at all times thereafter; and".

     Section 1.2. Amendment to Section 10.4 (Limitation on Liens). Section 10.4(i) of the Note Agreement shall be and is hereby amended in its entirety as follows:

               "(i) Liens granted by the Company and its Subsidiaries to secure obligations incurred in connection with a Securitization Transaction; provided that (i) such Liens shall extend solely to the Receivables which are included in such Securitization Transaction and (ii) the obligations secured by such Liens do not constitute Debt of the Company or any Subsidiary;".

     Section 1.3. Amendment to Schedule B (Definition of "Debt"). The definition of Debt in Schedule B to the Note Purchase Agreement shall be and is hereby amended by deleting the first four words of the last sentence of such definition and clause (i) of such last sentence and substituting in lieu thereof the following: "Notwithstanding anything herein to the contrary, Debt of any Person shall not include (i) obligations arising under Securitization Transactions which are not required under GAAP to appear as liabilities on the consolidated balance sheet of the Company,".

     Section 1.4. Amendment to Schedule B (Amended Definitions). The definitions of "Applicable Quarter," "Securitization Transaction," "Series A Applicable Rate" and "Series B Applicable Rate" in Schedule B to the Note Purchase Agreement shall be and are hereby amended in their entirety to read as follows:

               "`Applicable Quarter' means each of the fiscal quarters of the Company ending on March 31, 2004, June 30, 2004 and September 30, 2004."


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


               "`Securitization Transaction' means the sale, assignment or transfer of Receivables or interests therein by the Company or any Subsidiary (a) to an SPE that funds the acquisition of such Receivables or interests in whole or in part through the sale, assignment, transfer, pledge, grant of a security interest in or other disposition of such Receivables or interests (or participations, beneficial interests or other debt or equity securities that are to receive payments from, or represent interests in, such Receivables or interests or the cash flows derived from such Receivables or interests) to one or more investors, lenders or other purchasers, including, without limitation, borrowings by such SPE secured in whole or in part by such Receivables or interests, or
          (b) directly to one or more investors or other purchasers."

               "`Series A Applicable Rate' means the rate per annum equal to 7.94%; provided that the Series A Applicable Rate shall be 8.19% in the case of a Tier One Interest Adjustment, and shall be 8.44% in the case of a Tier Two Interest Adjustment. The interest adjustment shall be determined in each case for the Applicable Quarter immediately preceding the Determination Date for such quarter. Any increase or decrease in the Series A Applicable Rate shall be in effect from and including the first day of the fiscal quarter immediately following the Applicable Quarter for which a determination is made to and including the last day of such fiscal quarter. Except for adjustments in the interest rate for the Series A Notes in respect of any Applicable Quarter, the interest rate borne by the Series A Notes shall be 7.94% per annum. If any determination hereunder would result in both a Tier One Interest Adjustment and a Tier Two Interest Adjustment, the Tier Two Interest Adjustment shall be controlling."

               "`Series B Applicable Rate' means the rate per annum equal to 8.24%; provided that the Series B Applicable Rate shall be 8.49% in the case of a Tier One Interest Adjustment, and shall be 8.74% in the case of a Tier Two Interest Adjustment. The interest adjustment shall be determined in each case for the Applicable Quarter immediately preceding the Determination Date for such quarter. Any increase or decrease in the Series B Applicable Rate shall be in effect from and including the first day of the fiscal quarter immediately following the Applicable Quarter for which a determination is made to and including the last day of such fiscal quarter. Except for adjustments in the interest rate for the Series B Notes in respect of any Applicable Quarter, the interest rate borne by the Series B Notes shall be 8.24% per annum. If any determination hereunder would result in both a Tier One Interest Adjustment and a Tier Two Interest Adjustment, the Tier Two Interest Adjustment shall be controlling."

     Section 1.5 Amendment to Schedule B (Definitions - Addition of New Definitions). Schedule B of the Note Agreement is hereby amended by the addition thereto of the following new definitions which shall read as follows:

               "`Tier One Interest Adjustment' shall mean either (x) the Consolidated Leverage Ratio was greater than 3.5 but was equal to or less than 4.0 as of the last day of the Applicable Quarters ending March 31, 2004 or June 30, 2004, and/or (y) Consolidated Debt was greater than 55% but was equal to or less than 60% of Total Capitalization at any time during the Applicable Quarters ending March 31, 2004, June 30, 2004 or September 30, 2004."

               "`Tier Two Interest Adjustment' shall mean either (x) the Consolidated Leverage Ratio was greater than 4.0 but was equal to or less than 4.25 as of the last day of the Applicable Quarter ending March 31, 2004 and/or (y) Consolidated Debt was greater than 60% but was equal to or less than 65% of Total Capitalization at any time during the Applicable Quarters ending March 31, 2004 or June 30, 2004."

SECTION 2.      REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants that as of the date hereof:

     Section 2.1. First Amendment is Legal and Authorized. (a) The execution and delivery of the First Amendment by the Company and compliance by the Company with all of the provisions of the Note Purchase Agreement, as amended by this First Amendment --

               (i) are within the corporate powers of the Company; and

               (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company, or any indenture or other agreement or instrument to which the Company is a party or by which the Company may be bound or result in the imposition of any Liens or encumbrances on any property of the Company.

     (b) The execution and delivery of the First Amendment has been duly authorized by all necessary corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise, other than those actions which have been obtained or effected); and the First Amendment has been duly executed and delivered by the Company, and the Note Purchase Agreement, as amended by the First Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     (c) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this First Amendment.

     (d) No Default or Event of Default exists under the Note Purchase
Agreement.

SECTION 3.      CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE FIRST AMENDMENT.

     This First Amendment shall become effective as of the date (the "Effective Date") upon which the following conditions have been satisfied:

          (a) The Required Holders shall have delivered an executed counterpart of this First Amendment;

          (b) The Company shall have delivered to the Noteholders a certificate of an authorized officer, dated as of the Effective Date, to the effect that the representations and warranties set forth in Section 2 of this First Amendment are true and correct;

          (c) Sarah A. O'Connor, General Counsel for the Company shall have delivered an opinion in form and substance reasonably satisfactory to the Noteholders and their special counsel to the effect that this First Amendment constitutes the legal, valid and binding obligation of the Company;

          (d) The Company shall have paid a fee to each Noteholder in an amount equal to .075% of the outstanding principal amount of the Notes held by such Noteholder; and

          (e) The Company shall have paid the fees, costs, expenses and disbursements of Chapman and Cutler LLP, special counsel to the Noteholders, incurred in connection with the consummation of the transactions contemplated by this First Amendment.

SECTION 4.      MISCELLANEOUS

     Section 4.1. Ratification of Note Purchase Agreement. Except as herein expressly amended, the Note Purchase Agreement is in all respects ratified and confirmed. If and to the extent that any of the terms or provisions of the Note Purchase Agreement is in conflict or inconsistent with any of the terms or provisions of this First Amendment, this First Amendment shall govern.

     Section 4.2. No Legend Required. References in the Note Purchase Agreement or in any Note, certificate, instrument or other document related to or delivered in connection with the transactions contemplated by the Note Purchase Agreement shall be deemed to be references to the Note Purchase Agreement as amended hereby and as further amended from time to time.

     Section 4.3. Successors and Assigns. This First Amendment shall be binding upon the Company and its respective successors and assigns and shall inure to the benefit of you and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

     Section 4.4. Counterparts. This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement. Signatures to this First Amendment may be given by facsimile or other electronic transmission, and such signatures shall be effective as originals.

     Section 4.5. Governing Law. The Note Purchase Agreement as amended by this First Amendment and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                            Signature Pages Follow

     IN WITNESS WHEREOF, the Company has executed this First Amendment to Note Purchase Agreement as of the day and year first above written.

                                   ARCH CHEMICALS, INC.

                                   By: /s/ Louis Massimo
                                       ---------------------------------
                                       Its Executive Vice President and Chief
                                       Financial Officer

     This First Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

                                   RELIASTAR LIFE INSURANCE COMPANY
                                   SECURITY LIFE OF DENVER INSURANCE COMPANY
                                   ING USA ANNUITY AND LIFE INSURANCE COMPANY

                                   By:ING Investment Management LLC,

                                         as Agent

                                   By: /s/ Christopher P. Lyons
                                       -----------------------------------
                                       Name: Christopher P. Lyons
                                       Title:   Senior Vice President

     This First Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

                                   METROPOLITAN LIFE INSURANCE COMPANY

                                   By: /s/ Judith A. Gulotta
                                       ------------------------------------
                                       Name: Judith A. Gulotta
                                       Title:  Director

     This First Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

                                   NEW YORK LIFE INSURANCE COMPANY

                                   By: /s/ Kathleen A. Haberkern
                                       ------------------------------------
                                       Name: Kathleen A. Haberkern
                                       Title:  Investment Vice President

                                   NEW YORK LIFE INSURANCE AND ANNUITY
                                     CORPORATION

                                   By  New York Life Investment Management
                                       LLC, Its Investment Manager

                                   By: /s/ Kathleen A. Haberkern
                                       ------------------------------------
                                       Name: Kathleen A. Haberkern
                                       Title:  Director

                                   NEW YORK LIFE INSURANCE AND ANNUITY
                                     CORPORATION INSTITUTIONALLY OWNED LIFE
                                     INSURANCE SEPARATE ACCOUNT

                                   By  New York Life Investment Management
                                       LLC, Its Investment Manager

                                   By: /s/ Kathleen A. Haberkern
                                       ------------------------------------
                                       Name: Kathleen A. Haberkern
                                       Title:  Director

     This First Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

                                   NATIONWIDE LIFE INSURANCE COMPANY
                                   NATIONWIDE LIFE AND ANNUITY INSURANCE
                                     COMPANY


                                   By: /s/ Mark W. Poeppelman
                                       ------------------------------------
                                        Name: Mark W. Poeppelman
                                        Title:  Authorized Signatory

     This First Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

                                   THE CANADA LIFE ASSURANCE COMPANY

                                   By: /s/ Tad Anderson
                                       ------------------------------------
                                       Name:  Tad Anderson
                                       Title: Manager, Investments, U.S.
                                              Operations

                                   By: /s/ Wayne Hoffman
                                       ------------------------------------
                                       Name:  Wayne Hoffman
                                       Title: Senior Vice President,
                                              Investments,
                                              U.S. Operations

                                   CANADA LIFE  INSURANCE COMPANY OF AMERICA

                                   By: /s/ Tad Anderson
                                       ------------------------------------
                                        Name: Tad Anderson
                                        Title:  Manager, Investments, CLICA

                                   By: /s/ Wayne Hoffman
                                       ------------------------------------
                                        Name: Wayne Hoffman
                                        Title:  Senior Vice President,
                                                Investments,
                                                CLICA

     This First Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

                                   ERIE INDEMNITY COMPANY, as attorney in fact,
                                     for Erie Insurance Exchange
                                   ERIE FAMILY LIFE INSURANCE COMPANY
                                   ERIE INDEMNITY COMPANY
                                   ERIE INSURANCE GROUP RETIREMENT TRUST
                                     COMPANY

                                   By: /s/ Douglas F. Ziegler
                                       ------------------------------------
                                       Name: Douglas F. Ziegler
                                       Title:  Senior Vice President,
                                               Treasurer & Chief Investment
                                               Officer

     This First Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

                                   THE OHIO NATIONAL LIFE INSURANCE COMPANY

                                   By: /s/ Jed R. Martin
                                       ------------------------------------
                                       Name: Jed R. Martin
                                       Title:  Investment Vice President
                                               Private Placements

     This First Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

                                   ALLSTATE LIFE INSURANCE COMPANY

                                   By: /s/ Douglas H. Allen
                                       ------------------------------------
                                       Douglas H. Allen

                                   By: /s/ Jerry D. Zinkula
                                       ------------------------------------
                                       Jerry D. Zinkula
                                       Authorized Signatories

                                   ALLSTATE LIFE INSURANCE COMPANY OF NEW
                                     YORK

                                   By: /s/ Douglas H. Allen
                                       ------------------------------------
                                       Douglas H. Allen

                                   By: /s/ Jerry D. Zinkula
                                       ------------------------------------
                                       Jerry D. Zinkula
                                       Authorized Signatories

     This First Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

                                   BENEFICIAL LIFE INSURANCE COMPANY

                                   By: /s/ Robert R. Dalley
                                       ------------------------------------
                                       Name: Robert R. Dalley
                                       Title:  Senior Vice President and CFO

ING USA Annuity and Life Insurance Company
c/o ING Investment Management LLC
Minneapolis, Minnesota 55401-2121

Security Life of Denver Insurance Company
c/o ING Investment Management LLC
Minneapolis, Minnesota 55401-2121

ReliaStar Life Insurance Company
c/o ING Investment Management LLC
Minneapolis, Minnesota 55401-2121

Metropolitan Life Insurance Company
New York, New York 10010-3690

New York Life Insurance Company
c/o New York Life Investment Management LLC

New York, New York 10010

New York Life Insurance and Annuity Corporation
c/o New York Life Investment Management LLC

New York, New York 10010

New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC

New York, New York 10010

Nationwide Life Insurance Company
Columbus, Ohio 43215-2220

Nationwide Life and Annuity Insurance Company
Columbus, Ohio 43215-2220

The Canada Life Assurance Company
Winnipeg, Manitoba

Canada R3C 3A5

Canada Life Insurance Company of America
c/o Great-West Life & Annuity Insurance Company

Greenwood, Colorado 80111


                                  SCHEDULE I

               (to First Amendment to Note Purchase Agreement)

Erie Indemnity Company
Erie, Pennsylvania 16530

Erie Family Life Insurance Company
Erie, Pennsylvania 16530

Erie Indemnity Company, as attorney in fact, for Erie Insurance Exchange
Erie, Pennsylvania 16530

Erie Insurance Group Retirement Trust Company
Erie, Pennsylvania 16530

The Ohio National Life Insurance Company
Cincinnati, Ohio 45242

Allstate Life Insurance Company
Northbrook, Illinois 60062-7127

Allstate Life Insurance Company of New York
Northbrook, Illinois 60062-7127

Beneficial Life Insurance Company
Salt Lake City, Utah 84136





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